Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS

FISCAL 2026 Q1 HIGHLIGHTS

•Net sales of $965.7 million increased 4.0% YoY
•Operating income of $76.2 million, or $81.2 million on an adjusted basis1
•Operating margin of 7.9%, or 8.4% on an adjusted basis1
•Diluted EPS of $0.93 vs. $0.83 in the prior fiscal year quarter
•Adjusted diluted EPS of $0.99 vs. $0.86 in the prior fiscal year quarter1

MELVILLE, N.Y. and DAVIDSON, N.C. (JANUARY 7, 2026) - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM) (“MSC,” “MSC Industrial,” the “Company,” “we,” “us,” or “our”), a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2026 first quarter ended November 29, 2025.

Financial Highlights [2]	FY26 Q1		FY25 Q1		Change
Net Sales	$965.7		$928.5		4.0%
Income from Operations	$76.2		$72.3		5.5%
Operating Margin	7.9%		7.8%
Net Income Attributable to MSC	$51.8		$46.6		11.1%
Diluted EPS	$0.93	[3]	$0.83	[3]	12.0%

Adjusted Financial Highlights [2]	FY26 Q1		FY25 Q1		Change
Net Sales	$965.7		$928.5		4.0%
Adjusted Income from Operations [1]	$81.2		$74.6		8.8%
Adjusted Operating Margin [1]	8.4%		8.0%
Adjusted Net Income Attributable to MSC [1]	$55.5		$48.4		14.8%
Adjusted Diluted EPS [1]	$0.99	[3]	$0.86	[3]	15.1%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.0 million and 56.1 million weighted-average diluted shares outstanding for FY26 Q1 and FY25 Q1, respectively.

Martina McIsaac, President and Chief Executive Officer, said, “We began the fiscal year on solid footing by executing on the continued momentum from our recent growth initiatives. This resulted in average daily sales growth at the midpoint of our outlook and approximately 180 basis points above the Industrial Production Index, despite headwinds related to the government shutdown of roughly 100 basis points. As a result of our improving levels of execution and focus on optimizing costs, we returned to profitable growth in the fiscal first quarter.”

Greg Clark, Vice President and Interim Chief Financial Officer, added, “We successfully capitalized on growth by delivering 10 basis points of operating margin expansion, or 40 basis points on an adjusted basis year over year and towards the higher end of our guidance range. This resulted in double digit improvement in earnings per share on both a reported and adjusted basis.”

McIsaac concluded, “Looking ahead, I am encouraged by our performance early in the fiscal year. We will continue advancing the benefits from our growth initiatives and identifying areas to optimize our cost to serve that supported our return to operating margin expansion this quarter. The timing of holidays created a soft start to the fiscal second quarter, which is affecting our outlook for average daily sales in the quarter, but I remain confident in profitable growth remaining a trend throughout fiscal 2026 and beyond as this momentum continues.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS	2

Second Quarter Fiscal 2026 Financial Outlook
ADS Growth (YoY)	3.5% - 5.5%
Adjusted Operating Margin[1]	7.3% - 7.9%

Full-Year Fiscal 2026 Outlook for Certain Financial Metrics Maintained
•Depreciation and amortization expense of ~$95M-$100M
•Interest and other expense of ~$35M
•Capital expenditures of ~$100M-$110M
•Free cash flow conversion1 of ~90%
•Tax rate of ~24.5%-25.5%

1 Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2026 first quarter results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-888-506-0062 (U.S.) or 1-973-528-0011 (international) and providing the access code 660475.

An online archive of the broadcast will be available until January 21, 2026. The Company’s reporting date for its fiscal 2026 second quarter results is scheduled for April 1, 2026.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Leah Kelso
VP, Investor Relations & Business Development	VP, Communications & Sales Enablement
Rmills@mscdirect.com	Leah.Kelso@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.5 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that MSC expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth and profitability, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices, and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; our ability to accurately forecast customer demands; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships, including tariff policies; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS	3

climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with, social and environmental responsibility policies. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets
(In thousands)

	November 29, 2025	August 30, 2025
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$40,254	$56,228
Accounts receivable, net of allowance for credit losses	430,733	423,306
Inventories	660,483	644,090
Prepaid expenses and other current assets	128,052	102,930
Total current assets	1,259,522	1,226,554
Property, plant and equipment, net	346,776	346,706
Goodwill	723,348	723,702
Identifiable intangibles, net	81,518	85,455
Operating lease assets	48,509	52,464
Other assets	27,393	27,183
Total assets	$2,487,066	$2,462,064
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$316,872	$316,868
Current portion of operating lease liabilities	21,667	22,236
Accounts payable	220,113	225,150
Accrued expenses and other current liabilities	167,649	165,092
Total current liabilities	726,301	729,346
Long-term debt including obligations under finance leases	214,095	168,831
Noncurrent operating lease liabilities	27,393	30,872
Deferred income taxes and tax uncertainties	136,450	136,513
Total liabilities	1,104,239	1,065,562
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	57	57
Additional paid-in capital	1,097,059	1,093,630
Retained earnings	426,719	432,622
Accumulated other comprehensive loss	(21,746)	(20,736)
Class A treasury stock, at cost	(120,918)	(117,363)
Total MSC Industrial shareholders’ equity	1,381,171	1,388,210
Noncontrolling interest	1,656	8,292
Total shareholders’ equity	1,382,827	1,396,502
Total liabilities and shareholders’ equity	$2,487,066	$2,462,064

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	November 29, 2025	November 30, 2024
Net sales	$965,684	$928,484
Cost of goods sold	573,007	550,297
Gross profit	392,677	378,187
Operating expenses	311,568	303,563
Restructuring and other costs	4,870	2,344
Income from operations	76,239	72,280
Other income (expense):
Interest expense	(5,416)	(6,075)
Interest income	275	341
Other expense, net	(3,584)	(5,944)
Total other expense	(8,725)	(11,678)
Income before provision for income taxes	67,514	60,602
Provision for income taxes	16,406	14,908
Net income	51,108	45,694
Less: Net loss attributable to noncontrolling interest	(696)	(929)
Net income attributable to MSC Industrial	$51,804	$46,623
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$0.93	$0.83
Diluted	$0.93	$0.83
Weighted-average shares used in computing net income per common share:
Basic	55,804	55,897
Diluted	55,975	56,068

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	November 29, 2025	November 30, 2024
Net income, as reported	$51,108	$45,694
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(902)	(4,066)
Comprehensive income	50,206	41,628
Comprehensive income attributable to noncontrolling interest:
Net loss	696	929
Foreign currency translation adjustments	(108)	234
Comprehensive income attributable to MSC Industrial	$50,794	$42,791

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)(Unaudited)

	Thirteen Weeks Ended
	November 29, 2025	November 30, 2024
Cash Flows from Operating Activities:
Net income	$51,108	$45,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,111	21,682
Amortization of cloud computing arrangements	254	504
Non-cash operating lease cost	5,944	6,070
Stock-based compensation	4,378	3,562
Loss on disposal of property, plant and equipment	450	188
Gain on sale of property	(584)	—
Non-cash changes in fair value of estimated contingent consideration	—	245
Provision for credit losses	1,038	2,521
Expenditures for cloud computing arrangements	(737)	(332)
Changes in operating assets and liabilities:
Accounts receivable	(8,694)	455
Inventories	(16,234)	5,491
Prepaid expenses and other current assets	(24,648)	(2,629)
Operating lease liabilities	(6,038)	(6,152)
Other assets	51	(154)
Accounts payable and accrued liabilities	(1,988)	24,723
Total adjustments	(21,697)	56,174
Net cash provided by operating activities	29,411	101,868
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(22,006)	(20,168)
Cash used in acquisitions, net of cash acquired	(240)	(240)
Net proceeds from sale of property	1,057	—
Net cash used in investing activities	(21,189)	(20,408)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(12,959)	(18,072)
Payments of regular cash dividends	(48,626)	(47,537)
Proceeds from sale of Class A Common Stock in connection with Associate Stock Purchase Plan	908	1,029
Proceeds from exercise of Class A Common Stock options	—	120
Borrowings under credit facilities	156,000	111,500
Payments under credit facilities	(111,000)	(99,750)
Purchase of noncontrolling interest	(8,195)	—
Other, net	(64)	(649)
Net cash used in financing activities	(23,936)	(53,359)
Effect of foreign exchange rate changes on cash and cash equivalents	(260)	(423)
Net (decrease) increase in cash and cash equivalents	(15,974)	27,678
Cash and cash equivalents—beginning of period	56,228	29,588
Cash and cash equivalents—end of period	$40,254	$57,266

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$5,760	$13,500
Cash paid for interest	$5,610	$6,262

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude items such as restructuring and other costs and share reclassification litigation costs, and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or alternatives for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP, including adjusted operating margin and free cash flow conversion. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity, and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measures is not provided.

•Free Cash Flow (“FCF”) and Free Cash Flow Conversion (“FCF Conversion”)

FCF is a non-GAAP financial measure. FCF is used in addition to and in conjunction with results presented in accordance with GAAP, and FCF should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure. FCF, which we reconcile to “Net cash provided by operating activities,” is cash flow from operations reduced by “Expenditures for property, plant and equipment”. We believe that FCF, although similar to cash flow from operations, is a useful additional measure since capital expenditures are a necessary component of ongoing operations. Management also views FCF, as a measure of the Company’s ability to reduce debt, add to cash balances, pay dividends, and repurchase stock. FCF has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, FCF does not incorporate payments made on finance lease obligations or required debt service payments. In addition, different companies define FCF differently. Therefore, we believe it is important to view FCF as a complement to our entire consolidated statements of cash flows. FCF Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

•Results Excluding Restructuring and Other Costs and Share Reclassification Litigation Costs

In calculating certain non-GAAP financial measures, we exclude items such as restructuring and other costs and share reclassification litigation costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparing with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended November 29, 2025
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Litigation Costs	Adjusted Total MSC Industrial
Net Sales	$965,684	$—	$—	$965,684

Cost of Goods Sold	573,007	—	—	573,007

Gross Profit	392,677	—	—	392,677
Gross Margin	40.7%	—%	—%	40.7%

Operating Expenses	311,568	—	51	311,517
Operating Expenses as % of Sales	32.3%	—%	0.0%	32.3%

Restructuring and Other Costs	4,870	4,870	—	—

Income from Operations	76,239	(4,870)	(51)	81,160
Operating Margin	7.9%	0.5%	0.0%	8.4%

Total Other Expense	(8,725)	—	—	(8,725)

Income before provision for income taxes	67,514	(4,870)	(51)	72,435

Provision for income taxes	16,406	(1,184)	(12)	17,602
Net income	51,108	(3,686)	(39)	54,833
Net loss attributable to noncontrolling interest	(696)	—	—	(696)
Net income attributable to MSC Industrial	$51,804	$(3,686)	$(39)	$55,529

Net income per common share:
Diluted	$0.93	$(0.07)	$0.00	$0.99

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2026 FIRST QUARTER RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended November 30, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability	Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Adjusted Total MSC Industrial
Net Sales	$928,484	$—	$928,484

Cost of Goods Sold	550,297	—	550,297

Gross Profit	378,187	—	378,187
Gross Margin	40.7%	—%	40.7%

Operating Expenses	303,563	—	303,563
Operating Expenses as % of Sales	32.7%	—%	32.7%

Restructuring and Other Costs	2,344	2,344	—

Income from Operations	72,280	(2,344)	74,624
Operating Margin	7.8%	0.3%	8.0%

Total Other Expense	(11,678)	—	(11,678)

Income before provision for income taxes	60,602	(2,344)	62,946

Provision for income taxes	14,908	(577)	15,485
Net income	45,694	(1,767)	47,461
Net loss attributable to noncontrolling interest	(929)	—	(929)
Net income attributable to MSC Industrial	$46,623	$(1,767)	$48,390

Net income per common share:
Diluted	$0.83	$(0.03)	$0.86

*Individual amounts may not agree to the total due to rounding.